SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) OCTOBER 10, 1996


                            KNOGO NORTH AMERICA INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                       1-13528                     11-3231714
(State or other jurisdiction of  (Commission                 (IRS Employer
    incorporation)               File Number)                  ID Number)


 350 WIRELESS BOULEVARD, HAUPPAUGE, NEW YORK                     11788
 (Address of principal executive offices)                      (Zip Code)

       Registrant's Telephone Number, including area code: (516) 232-2100


          (Former name or former address, if changed since last report)

  Item 5. OTHER EVENTS.

         KNOGO North America Inc. ("KNOGO") and Video Sentry Corporation, a Minnesota corporation ("Video Sentry"), announced on October 10, 1996 the signing of a definitive merger agreement (the "Merger Agreement") which will result in the formation of a new publicly traded entity to be called Sentry Technology Corporation ("Sentry"). The merger agreement provides for Sentry, a newly-formed Delaware corporation, to issue one share of common stock for each one share of Video Sentry common stock outstanding at the effective time of the merger. Sentry will issue one share of common stock and one share of Class A Preferred Stock (the "Class A Preferred Stock") for each 1.2022 shares of KNOGO common stock outstanding at the effective time. As contemplated by the Merger Agreement, the Sentry Class A Preferred Stock will have a face value of $5.00 per share and a dividend rate of 5.0% (the first two years of which are pay-in-kind). The Class A Preferred Stock will be non-voting and subject to a mandatory redemption four years from the date of issuance. The redemption price will be equal to $5.00 per share of Class A Preferred Stock (plus accrued and unpaid dividends as of the redemption date) plus the amount, if any, by which the market price of Sentry's common stock at the time of redemption exceeds $6.50 per share. The Class A Preferred Stock is non-convertible, but the redemption price may, in certain circumstances, be paid in common stock at Sentry's option.

         The Boards of Directors of both KNOGO and Video Sentry have each unanimously approved the transaction.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a) Financial Statements - None.

       (a) Pro forma financial information - None.

       (c) Exhibits.

         2.2 Agreement and Plan of Reorganization and Merger by and among Video Sentry Corporation, KNOGO North America Inc., Sentry Technology Corporation, Viking Merger Corp. and Strip Merger Corp. dated as of October 10, 1996.

         2.3 Form of Stockholder Support/Voting Agreement to be entered into by KNOGO North America Inc. and Video Sentry Corporation and certain stockholders.

         99.1  Press Release.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        KNOGO NORTH AMERICA INC.


                                       By:/s/ Peter J. Mundy
                                           Peter J. Mundy
                                           Vice President-Finance,
                                           Secretary and Treasurer

Dated:  October 22, 1996

                                  EXHIBIT INDEX


                                                                    Page No. in
                                                                   Sequentially
Exhibit                                                               Numbered
Number                      Description                               Document

2.2 Agreement and Plan of Reorganization and Merger by and among Video Sentry Corporation, KNOGO North America Inc., Sentry Technology Corporation, Viking Merger Corp. and Strip Merger Corp. dated as of October 10, 1996.

2.3 Form of Stockholder Support/Voting Agreement to be entered into by KNOGO North America Inc. and Video Sentry Corporation and certain stockholders.

99.1    Press Release.